UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 28, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 28, 2016, we, through GAHC4 Evendale OH MOB, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, with MPEQ Evendale MOB, LLC, or seller, and Northwest Title Family of Companies, as escrow agent, for the purchase of Evendale MOB, an approximately 66,000-square-foot medical office building located in Evendale, Ohio, for a purchase price of $10,400,000, plus closing costs. Evendale MOB is currently approximately 76 percent leased to 13 tenants, including Journey Lite of Southern Ohio, LLC, Mercy Medical Associates, LLC, For Women, Inc., The Procter & Gamble Company, Laboratory Corporation of America Holdings and LabOne of Ohio, Inc. doing business as Quest Diagnostics. Medical services provided at Evendale MOB include ambulatory surgery, dental, diagnostic, general surgery, gynecology, laboratory, obstetrics, podiatry and primary care. We are not affiliated with seller or Northwest Title Family of Companies.

On November 3, 2016, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our entry into the Purchase Agreement. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated November 3, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

November 3, 2016	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated November 3, 2016